Exhibit 22.1

Subsidiary Guarantors

As of March 31, 2025, each of the following subsidiaries of Enbridge Inc. (“Enbridge”), both of which are indirect, wholly-owned subsidiaries of Enbridge, has fully and unconditionally guaranteed on an unsecured, joint and several basis, each of the registered debt securities of Enbridge listed below:

Subsidiary Guarantors

1.Spectra Energy Partners, LP, a Delaware limited partnership
2.Enbridge Energy Partners, L.P., a Delaware limited partnership

Registered Debt Securities of Enbridge Guaranteed by each of the Subsidiary Guarantors

1. 4.250% Senior Notes due 2026
2. 1.600% Senior Notes due 2026
3. 5.900% Senior Notes due 2026
4. 3.700% Senior Notes due 2027
5. 5.250% Senior Notes due 2027
6. 6.000% Senior Notes due 2028
7. 3.125% Senior Notes due 2029
8. 5.300% Senior Notes due 2029
9. 6.200% Senior Notes due 2030
10. 2.500% Sustainability-Linked Senior Notes due 2033
11. 5.700% Sustainability-Linked Senior Notes due 2033
12. 5.625% Senior Notes due 2034
13. 4.500% Senior Notes due 2044
14. 5.500% Senior Notes due 2046
15. 4.000% Senior Notes due 2049
16. 3.400% Senior Notes due 2051
17. 6.700% Senior Notes due 2053
18. 5.950% Senior Notes due 2054